EXHIBIT 5.1

Reed Smith LLP 2500 One Liberty Place 1650 Market Street Philadelphia, PA 19103-7301 +1 215 851 8100 Fax +1 215 851 1420

October 22, 2007

National Penn Bancshares, Inc. Reading and Philadelphia Avenues Boyertown, PA 19512

Re:           National Penn Bancshares, Inc. — Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to National Penn Bancshares, Inc. a Pennsylvania corporation (the “Company”), in connection with the preparation of the subject Registration Statement on Form S-4, File No. 333-146423 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 4,256,585 shares (the “Shares”) of the Company's common stock, without par value, in connection with the merger of an interim, direct wholly owned subsidiary of the Company with and into Christiana Bank & Trust Company, a Delaware banking corporation (“Christiana”), pursuant to the terms of the Agreement of Reorganization and Merger, dated as of June 25, 2007, by and between Christiana and the Company.

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, certain records of the Company's corporate proceedings and such statutes, records and other documents as we have deemed relevant.  In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Shares will be, when issued in the manner and for the consideration contemplated in the Registration Statement, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the Pennsylvania Business Corporation Law, as amended.  We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,

/s/ Reed Smith LLP

NEW YORK s LONDON s CHICAGO s PARIS s LOS ANGELES s WASHINGTON, D.C. s SAN FRANCISCO s PHILADELPHIA s PITTSBURGH s OAKLAND

MUNICH s ABU DHABI s PRINCETON s NORTHERN VIRGINIA s WILMINGTON s BIRMINGHAM s DUBAI s CENTURY CITY s RICHMOND s GREECE

reedsmith.com